Exhibit 22 - Subsidiaries of Registrant



    Name of Subsidiary                          Percent of Ownership
    ------------------                          --------------------

    Atlantic Coast Demolition &
     Recycling, Inc.                                   100%

    Southeastern Research & Recovery, Inc.             100%